J.P. Morgan Exchange-Traded Fund Trust

(the “Trust”)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Brian S. Shlissel, Timothy J. Clemens, Paul Shield, Elizabeth A. Davin, Jessica K. Ditullio, Carmine Lekstutis, Gregory S. Samuels, Zachary E. Vonnegut-Gabovitch, Anthony Geron, Frederick J. Cavaliere and Michael M. D’Ambrosio, and each of them, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements, including registration statements on Form N-1A and Form N-14, or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trust, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as she might or could do in person in her capacity as an officer of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Joanna Gallegos
Joanna Gallegos

Dated: March 10, 2021